CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 1 to the Registration Statement (Form N-1A, No. 811-22987) of Pioneer ILS Interval Fund, and to the incorporation by reference of our report, dated December 21, 2018, on Pioneer ILS Interval Fund included in the Annual Report to Shareholders for the fiscal year ended
October 31, 2018.


		           /s/ Ernst & Young LLP



Boston, Massachusetts
February 25, 2019